UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 2, 2010

ALLIED SECURITY INNOVATIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-26604	23-2770048
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

1709 Route 34, Suite 2
Farmingdale, New Jersey 08750
 (Address of principal executive offices)

(732) 359-0260
(Registrant's telephone number, including area code)

1709 Route 34, Suite 2
Farmingdale, New Jersey 08750
(Former name or address, if changed since last report)

Copies to:
Louis A. Brilleman, Esq.
110 Wall Street, 11th Floor
New York, New York 10005
Phone: (212) 709-8210
Fax: (212) 943-2300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 2, 2010, Allied Security Innovations, Inc. (the “Company”) entered into a rescission agreement (the “Rescission Agreement”) with each of AJW Partners, LLC, AJW Master Fund, Ltd., New Millenium Capital Partners II, LLC and AJW Offshore, Ltd. as holders (the “Holders”) of the Company’s Callable Secured Convertible Notes (the “Notes”).  Under the terms of the Rescission Agreement, the parties agreed to rescind a recapitalization agreement dated May 16, 2008 among the Company and the Holders (the “Recapitalization Agreement”). Under the Recapitalization Agreement, certain convertible debt securities previously held by the Holders (the “Old Notes”) were exchanged for the Notes.

Under the Rescission Agreement, the Notes are deemed void ab initio as if they were never issued by the Company to the Holders and the Old Notes were returned to the Holders as if they had never been exchanged for the Notes pursuant to the Recapitalization Agreement.  As a result of the rescission, the Company is able to reduce its long term liabilities by approximately $8,000,000.00.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of business acquired.

Not applicable.

 (b) Pro forma financial information.

Not applicable.

(c) Exhibits

Exhibit Number	Description
10.1	Rescission Agreement dated March 2, 2010

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Allied Security Innovations Inc.

March 4, 2010	By:	/s/ Michael Pellegrino
Michael Pellegrino
Chief Financial Officer